EXHIBIT 3.1
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                                                                JANUARY 19, 1996
DEFINED ASSET FUNDS EQUITY INCOME FUND,
SELECT TEN PORTFOLIO 1996 INTERNATIONAL SERIES A (WINTER)
(UNITED KINGDOM, HONG KONG AND JAPAN PORTFOLIOS)
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
PRUDENTIAL SECURITIES INCORPORATED
PAINEWEBBER INCORPORATED
DEAN WITTER REYNOLDS INC.

C/O MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051

PRINCETON, N.J. 08543-9051
(609) 282-8500

Dear Sirs:

     We have acted as special counsel for you, as sponsors (the 'Sponsors') of Defined Asset Funds Equity Income Fund, Select Ten Portfolio 1996 International Series A (Winter) (United Kingdom, Hong Kong and Japan Portfolios) (the 'Fund'), in connection with the issuance of units of fractional undivided interest in the Fund (the 'Units') in accordance with the Trust Indentures relating to the Fund (the 'Indentures').

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and instruments as we have deemed necessary or advisable for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that (i) the execution and delivery of the Indentures and the issuance of the Units have been duly authorized by the Sponsors and (ii) the Units, when duly issued and delivered by the Sponsors and the Trustees in accordance with the Indentures, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 3.1 to the Registration Statement relating to the Units filed under the Securities Act of 1933 and to the use of our name in such Registration Statement and in the related prospectus under the headings 'Taxes' and 'Miscellaneous--Legal Opinion.'

                                          Very truly yours,

                                          DAVIS POLK & WARDWELL